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                       U.S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            DATE OF REPORT: APRIL 22, 1997

                           COMMISSION FILE NO. 33-17966-LA




                              XANTHIC ENTERPRISES, INC.

          A Colorado Corporation                             EIN: 94-3030021

                             8833 Sunset Blvd., Suite 200
                               West Hollywood, CA 90069

                               Telephone: 310-289-4947







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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

    The Company has issued a letter of intent dated April 22, 1997 to Mr. Elliott Sassoon, of Sao Paulo, Sao Paulo, Brazil, the sole shareholder of Norwest, S.A., a Brazilian corporation, relating to the acquisition of all the issued and outstanding shares of Norwest. The letter of intent is not binding and is subject to the execution of an agreement relating to the acquisition of all such shares. If and when a binding agreement is executed there would be a change of control of the Registrant and Mr. Sassoon would become the controlling shareholder of the Company. At this time a change of control has not occurred. The letter of intent is discussed more fully under
Item 5.

ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS.

    The Company has issued a letter of intent dated April 22, 1997 to Mr. Elliott Sassoon, of Sao Paulo, Sao Paulo, Brazil relating to the acquisition of all the issued and outstanding shares of Norwest, S.A., a Brazilian corporation. The letter of intent is not binding and is subject to the execution of an agreement relating to the acquisition of all such shares. If such an agreement were executed the Company would be acquiring a Brazilian corporation with substantial assets. At this time no acquisition or disposition of assets has occurred. The letter of intent is discussed more fully under Item 5.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

    Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    Not applicable.

ITEM 5.  OTHER EVENTS

    The Company has issued a letter of intent dated April 22, 1997 to Mr. Elliott Sassoon, of Sao Paulo, Sao Paulo, Brazil relating to the acquisition of all the issued and outstanding shares of Norwest, S.A., a Brazilian corporation. The letter of intent is not binding and is subject to the execution of an agreement relating to the acquisition of all such shares.

    The Company has been advised that Norwest is the owner of approximately
45,000


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acres of land in the Amazonia area of Brazil. The land contains tropical hardwoods. The land and timber were appraised by a state appointed Brazilian appraiser in September of 1996 at $ 120,000,000.00. Norwest owns the property free and clear. Norwest owns equipment that will enable it to engage in harvesting and marketing timber from the Amazonia area of Brazil including the land owned by Norwest.

    The letter of intent contemplates a binding agreement will be executed by the parties in the near future. The agreement would provide for the acquisition of all the issued and outstanding shares of Norwest in exchange for the issuance of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock. The preferred stock would carry no voting or dividend rights. It would be convertible into common stock on the basis of two shares of common for one share of preferred at any time after the Company has had 12 consecutive quarters of profitable operations as shown by the books and records of the Company and its audited financial statements based on generally accepted methods of accounting consistently applied. The issuance of this stock would result in a change of control of the Company and Mr. Sassoon would become the majority shareholder of the Company.

    The Company has been advised that Norwest is in the process of obtaining audited financial statements using the firm of Price Waterhouse in Sao Paulo, Sao Paulo, Brazil. It is contemplated that said financial statements will confirm the ownership of the assets as described in the letter of intent. Consummation of a final agreement by the Company will require approval of the Norwest financial statements by the Company.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

    Not applicable. If the transaction contemplated by the letter of intent takes place some or all of the Directors may resign at the time it is consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) There are no financial statements available at this time of Norwest, S.A. If and when an agreement is entered into with the shareholder of Norwest, S.A. further financial information will become available.

    (b) There are no financial statements available at this time of Norwest, S.A. If and when an agreement is entered into with the shareholder of Norwest, S.A. pro-forma financial information will be made available.


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    (c)  Exhibits.

         1.   Letter of Intent dated April 22, 1997.


                                      SIGNATURE


    In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XANTHIC ENTERPRISES, INC.



Dated:      4/23/97
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By:         /s/ Mark A. Lilly
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                Mark A. Lilly, President, Director and Chief Financial Officer




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